Exhibit 10.10

LOCK-UP AGREEMENT

FinServ Acquisition Corp.
c/o Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105

Re: Lock-Up Agreement

Ladies and Gentlemen:

This letter (this “Lock-Up Agreement”) is being delivered to you in connection with that certain Agreement and Plan of Merger (the “Merger Agreement”) entered into by and among FinServ Acquisition Corp., a Delaware corporation (“FinServ”), Keys Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of FinServ (“Merger Sub 1”), Keys Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of FinServ (“Merger Sub 2”), Katapult Holdings, Inc., a Delaware corporation (“Katapult”), and Orlando Zayas, in his capacity as the representative of all Pre-Closing Holders (as defined in the Merger Agreement), pursuant to which Merger Sub 1 will merge with and into Katapult, with Katapult surviving the merger as a wholly owned subsidiary of FinServ (the “First Merger”), followed immediately by the merger of the resulting company with and into Merger Sub 2, with Merger Sub 2 surviving the merger as a wholly owned subsidiary of FinServ (the “Second Merger” and together with the First Merger, the “Merger”) and FinServ’s name will be changed from “FinServ Acquisition Corp.” to “Katapult Holdings, Inc.” (“New Katapult”). Capitalized terms used but not otherwise defined herein have the meaning ascribed to such terms in the Merger Agreement.

In order to induce FinServ to proceed with the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Securityholder”) hereby agrees with FinServ as follows:

1. Subject to the exceptions set forth herein, the Securityholder agrees not to, without the prior written consent of the board of directors of FinServ, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any shares of common stock of New Katapult (“New Katapult Common Shares”) held by it immediately after the effective time of the Merger, any New Katapult Common Shares issuable upon the exercise of options to purchase New Katapult Common Shares held by the Securityholder immediately after the effective time of the Merger, or any securities convertible into or exercisable or exchangeable for New Katapult Common Shares held by the Securityholder immediately after the effective time of the Merger (the “Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) until 180 days after the closing date of the Merger (the “Lock-Up Period”), subject to the early release provisions set forth in paragraph 3 below.

2. The restrictions set forth in paragraph 1 shall not apply to:

(i)	in the case of an entity, Transfers (A) to another entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned or (B) as part of a distribution to members, partners or shareholders of the undersigned;

(ii)	in the case of an individual, Transfers by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)	in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(v)	in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)	in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vii)	in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(viii)	transactions relating to New Katapult Common Shares or other securities convertible into or exercisable or exchangeable for New Katapult Common Shares acquired in open market transactions after the effective time of the Merger, provided, that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period;

(ix)	the exercise of stock options or warrants to purchase New Katapult Common Shares or the vesting of stock awards of New Katapult Common Shares and any related transfer of New Katapult Common Shares to FinServ in connection therewith (A) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (B) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such New Katapult Common Shares, it being understood that all New Katapult Common Shares received upon such exercise, vesting or transfer will remain subject to the restrictions of this Lock-Up Agreement during the Lock-Up Period;

(x)	Transfers to FinServ pursuant to any contractual arrangement in effect at the effective time of the Merger that provides for the repurchase by FinServ or forfeiture of New Katapult Common Shares or other securities convertible into or exercisable or exchangeable for New Katapult Common Shares in connection with the termination of the Securityholder’s service to FinServ;

(xi)	the entry, by the Securityholder, at any time after the effective time of the Merger, of any trading plan providing for the sale of New Katapult Common Shares by the Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any New Katapult Common Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(xii)	transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of FinServ’s securityholders having the right to exchange their New Katapult Common Shares for cash, securities or other property; and

(xiii)	transactions to satisfy any U.S. federal, state, or local income tax obligations of the Securityholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the BCA was executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction;

provided, however, that it shall be a condition to any Transfer pursuant to clauses (i) through (vii) above that the permitted transferee of such Transfer shall enter into a written agreement, in substantially the form of this Lock-Up Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Securityholder and not to the immediate family of the transferee), stating that such permitted transferee is receiving and holding the Lock-Up Shares subject to the provisions of this Lock-Up Agreement, and that there shall be no further Transfer of such Lock-Up Shares except in accordance with this Lock-Up Agreement. For purposes of this paragraph 2, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister, in each case, of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

3. In addition, and notwithstanding the provisions of the paragraph 1 of this Lock-Up Agreement, the Lock-Up Shares shall be released from the restrictions hereunder on  the first date the closing price of the New Katapult Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30-consecutive Trading Day period commencing at least 90 days after the date hereof. For purposes of this paragraph 3, a “Trading Day” is a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities.

4. If any Transfer is made or attempted contrary to the provisions of this Lock-Up Agreement, such purported Transfer shall be null and void ab initio, and FinServ shall refuse to recognize any such purported transferee of the Lock-Up Shares as one of its equityholders for any purpose. In order to enforce the restrictions contained in this Lock-Up Agreement, FinServ, and any duly appointed transfer agent for the registration or transfer of the securities described therein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement, and, in furtherance of the foregoing, Securityholder acknowledges and agrees that FinServ  may impose stop-transfer instructions with respect to the Lock-Up Shares of Securityholder (and its permitted transferees pursuant to paragraph 2 hereof) until the end of the Lock-Up Period.

5. This Lock-Up Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Lock-Up Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the undersigned (i) Securityholder, and (ii) New Katapult.

6. No party hereto may assign either this Lock-Up Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Lock-Up Agreement shall be binding on the Securityholder and each of its respective successors, heirs and assigns and permitted transferees of Securityholder’s Lock-Up Shares.

7. This Lock-Up Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Lock-Up Agreement shall be brought and enforced in the Delaware Chancery Court, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

8. This Lock-Up Agreement shall terminate on the expiration of the Lock-Up Period.

[Signature Pages Follow]

Very truly yours,

If an individual:

Signature:

Print Name:

If an entity:
Name of Securityholder:

Signature:

Name:

Title:

Signature Page to Lock-Up Agreement

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